                                   EXHIBIT 12
                            FLEET FINANCIAL GROUP, INC.
                   COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                      TO FIXED CHARGES AND PREFERRED DIVIDENDS

                           EXCLUDING INTEREST ON DEPOSITS
                               (DOLLARS IN MILLIONS)

                                                             Three      Nine
                                                            months     months
                                                             ended     ended
                                                           Sept. 30,  Sept. 30,            Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                             1998        1998     1997     1996     1995     1994     1993
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                      $  651     $1,832   $2,294   $2,070   $1,156   $1,460   $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                        288        786      737      813    1,413    1,074      790
         (2)  1/3 of rent                                        13         40       53       55       52       53       54
   (b)  Preferred dividends                                      21         62      104      117       62       51       54
                                                             ------     ------   ------   ------   ------   ------   ------
   (c)  Adjusted earnings                                    $  973     $2,720   $3,188   $3,055   $2,683   $2,638   $2,071
                                                             ======     ======   ======   ======   ======   ======   ======

Fixed charges and preferred dividends                        $  322     $  888   $  894   $  985   $1,527   $1,178   $  898
                                                             ======     ======   ======   ======   ======   ======   ======

Adjusted earnings/Fixed charges and preferred dividends        3.02x      3.06x    3.57x    3.10x    1.76x    2.24x    2.31x
                                                             ======     ======   ======   ======   ======   ======   ======


                               INCLUDING INTEREST ON DEPOSITS
                                   (DOLLARS IN MILLIONS)

                                                             Three      Nine
                                                            months     months
                                                             ended     ended
                                                           Sept. 30,  Sept. 30,            Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                             1998        1998     1997     1996     1995     1994     1993
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                      $  651     $1,832   $2,294   $2,070   $1,156   $1,460   $1,173
Adjustments:
     (a)  Fixed charges:
          (1)  Interest on borrowed funds                       288        786      737      813    1,413    1,074      790
          (2)  1/3 of rent                                       13         40       53       55       52       53       54
          (3)  Interest on deposits                             472      1,383    1,654    1,754    1,726    1,170    1,165
     (b)  Preferred dividends                                    21         62      104      117       63       51       54
                                                             ------     ------   ------   ------   ------   ------   ------
     (c)  Adjusted earnings                                  $1,445     $4,103   $4,842   $4,809   $4,410   $3,808   $3,236
                                                             ======     ======   ======   ======   ======   ======   ======

Fixed charges and preferred dividends                        $  794     $2,271   $2,548   $2,739   $3,254   $2,348   $2,063
                                                             ======     ======   ======   ======   ======   ======   ======

Adjusted earnings/Fixed charges and preferred dividends        1.82x      1.81x    1.90x    1.76x    1.36x    1.62x    1.57x
                                                             ======     ======   ======   ======   ======   ======   ======

                            FLEET FINANCIAL GROUP, INC.
                    COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                   TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                               (DOLLARS IN MILLIONS)

                                                             Three      Nine
                                                            months     months
                                                             ended     ended
                                                           Sept. 30,  Sept. 30,            Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                             1998        1998     1997     1996     1995     1994     1993
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                      $  651     $1,832   $2,294   $2,070   $1,156   $1,460   $1,173
Adjustments:
     (a)  Fixed charges:
          (1)  Interest on borrowed funds                       288        786      737      813    1,413    1,074      790
          (2)  1/3 of rent                                       13         40       53       55       52       53       54
                                                             ------     ------   ------   ------   ------   ------   ------
     (b)  Adjusted earnings                                  $  952     $2,658   $3,084   $2,938   $2,621   $2,587   $2,017
                                                             ======     ======   ======   ======   ======   ======   ======
Fixed charges                                                $  301     $  826   $  790   $  868   $1,465   $1,127   $  844
                                                             ======     ======   ======   ======   ======   ======   ======
Adjusted earnings/Fixed charges                                3.16x      3.22x    3.90x    3.38x    1.79x    2.30x    2.39x
                                                             ======     ======   ======   ======   ======   ======   ======

                              INCLUDING INTEREST ON DEPOSITS
                                 (DOLLARS IN MILLIONS)

                                                             Three      Nine
                                                            months     months
                                                             ended     ended
                                                           Sept. 30,  Sept. 30,            Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                             1998        1998     1997     1996     1995     1994     1993
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                      $  651     $1,832   $2,294   $2,070   $1,156   $1,460   $1,173
Adjustments:
      (a)  Fixed charges:
           (1)  Interest on borrowed funds                      288        786      737      813    1,413    1,074      790
           (2)  1/3 of rent                                      13         40       53       55       52       53       54
           (3)  Interest on deposits                            472      1,383    1,654    1,754    1,726    1,170    1,165
                                                             ------     ------   ------   ------   ------   ------   ------
      (b)  Adjusted earnings                                 $1,424     $4,041   $4,738   $4,692   $4,347   $3,757   $3,182
                                                             ======     ======   ======   ======   ======   ======   ======
Fixed charges                                                $  773     $2,209   $2,444   $2,622   $3,191   $2,297   $2,009
                                                             ======     ======   ======   ======   ======   ======   ======
Adjusted earnings/Fixed charges                                1.84x      1.83x    1.94x    1.79x    1.36x    1.64x    1.58x
                                                             ======     ======   ======   ======   ======   ======   ======